EXHIBIT 10.29

                               SECURITY AGREEMENT

      SECURITY AGREEMENT (this "Agreement") dated as of ___________________, 2001 made by each of the entities listed on the signature pages hereto, jointly and severally, (each referred to individually herein as a "Grantor," and collectively, the "Grantors"), to FORD MOTOR CREDIT COMPANY, a Delaware corporation, ("Ford Credit").

                             PRELIMINARY STATEMENTS:

      WHEREAS, Ford Credit has extended and will extend wholesale credit lines and other credit facilities (the "Wholesale Facilities") to Hometown Auto Retailers, Inc., a Delaware corporation ("Hometown") and to certain dealership subsidiaries now existing or hereafter acquired by Hometown over which Hometown exercises control, directly or indirectly (collectively, the "Dealerships" and individually each a "Dealership");

      WHEREAS, each Grantor and Ford Credit have entered into a Guaranty dated as of even date herewith (the "Guaranty") pursuant to which each Grantor guaranteed all of the obligations of Hometown Auto Framingham, Inc., Muller Automotive Group, Inc., Good Day Chevrolet, Oldsmobile, Isuzu, Inc., Hometown Newburgh, Inc. (collectively, the "Specified Borrowers"), and each Grantor to whom Ford Credit has extended a Wholesale Facility now or hereafter existing under each of the Wholesale Facilities;

      WHEREAS, Ford Credit has required, as a condition of extending the Wholesale Facilities, that each Grantor execute and deliver this Agreement;

      NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extension of any Wholesale Facilities (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of a Dealership pursuant to a Wholesale Facility or, any other agreement, instrument, or document executed pursuant to or in connection with, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with Ford Credit, as follows:

      SECTION 1. Grant of Security. Each Grantor, severally, hereby assigns and pledges to Ford Credit, and hereby grants to Ford Credit, a security interest in, all of its respective right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the "Collateral"):

      (a) all equipment in all of its forms, including furniture, machinery, service vehicles, supplies and other equipment (the "Equipment");

      (b) all inventory in all of its forms, including motor vehicles, tractors, trailers, service parts and accessories and other inventory ("Inventory");

      (c) all accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds and other obligations of third persons of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods, the rendering of services or otherwise, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such

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accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds or obligations of third persons (any and all such accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds and obligations of third persons being the "Receivables", and any and all such leases, security agreements and other contracts being the "Related Contracts");

      (d) all of each Grantor's governmental approvals and authorizations to the maximum extent permitted by applicable law;

      (e) all personal property and interests in personal property of each Grantor now or hereafter coming into the actual possession, custody or control of Ford Credit in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise);

      (f) leasehold interests in and fixtures located on any real property;

      (g) records and other books and records relating to the foregoing;

      (h) all intellectual property;

      (i) all goods;

      (j) all UCC references;

      (k) all security entitlements; and

      (l) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing (including, without limitation, proceeds which constitute property of the types described in clauses (a) through
(k) of this Section 1 and, to the extent not otherwise included, all (i) payments under insurance (whether or not Ford Credit is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

      Provided that the foregoing shall exclude (A) any Contract Rights (other than any Contract Rights pursuant to a franchise agreement between a Grantor and/or Hometown and an automobile manufacturer) or General Intangibles of a Grantor to the extent the Grantor may not grant a security interest in the same without breach of the terms thereof and (B) unless the relevant automobile manufacturer grants its consent thereto, any Contract Rights or General Intangibles related to a franchise agreement with an automobile manufacturer if the granting of the foregoing security interest would permit such automobile manufacturer to terminate or materially alter such franchise agreement or any related agreements with a Grantor and/or Hometown, provided that Hometown and/or a Grantor shall use their best efforts to obtain agreements from the relevant manufacturers (a) permitting the grant of a security interest and (b) granting the consent described in subsection (B) above.

      SECTION 2. Security for Obligations. This Agreement secures the payment of
(i) all obligations of the Grantors now or hereafter existing under the Guaranty, whether for principal, interest, fees, expenses or otherwise, and (ii) all obligations of the Grantors hereafter existing under this Agreement (all such obligations of any Grantor being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by any Grantor to Ford Credit under the Guaranty and/or Wholesale Facilities (including the obligations of the Specified Borrowers) but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Grantor.

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      SECTION 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) Each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Ford Credit of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) Ford Credit shall have no obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, and Ford Credit shall not be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

      SECTION 4. Representations and Warranties. Each Grantor represents and warrants as follows:

            (a) All of its Equipment and Inventory is located at the places of business specified on the attached Schedule, which is attached hereto and made a part hereof. The chief place of business and chief executive office of each Grantor and the office where the Grantor keeps its records concerning the Receivables, and the other originals of all Chattel Paper that evidence Receivables are located at the address specified in this Agreement. None of the Receivables is evidenced by a promissory note or other instrument.

            (b) Each Grantor is the legal and beneficial owner of its respective Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for (i) the security interest created by this Agreement, and (ii) any security interests consented to by Ford Credit (the "Permitted Liens"). Other than financing statements with respect to Permitted Liens, no effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Ford Credit relating to this Agreement.

            (c) The Grantor has exclusive possession and control of its Equipment and Inventory.

            (d) Subject to the Permitted Liens, this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or are being taken substantially contemporaneous with the execution and delivery of this Agreement.

            (e) No consent of any other person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the grant by the Grantors of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantors, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by Ford Credit of its rights and remedies hereunder.

            (f) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

            (g) Each Grantor has, independently and without reliance upon Ford Credit and based on such documents and information as it has deemed appropriate, made its own decision to enter into this Agreement.

      SECTION 5. Further Assurances. (a) Each Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Ford Credit may reasonably request,

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in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Ford Credit to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will upon such reasonable request: (i) mark conspicuously each item of chattel paper included in the Receivables and each Related Contract and, at the request of Ford Credit, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Ford Credit, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to Ford Credit hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Ford Credit; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Ford Credit may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

            (b) Each Grantor hereby authorizes Ford Credit to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without its signature where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

            (c) Each Grantor will furnish to Ford Credit from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Ford Credit may reasonably request, all in reasonable detail.

      SECTION 6. As to Equipment and Inventory. (a) Each Grantor shall keep its Equipment and Inventory at the location referred to in Section 4(a) or, upon 30 days' prior written notice to Ford Credit, at such other places in the United States of America in jurisdictions where all action required by Section 5 shall have been taken with respect to its Equipment and Inventory.

            (b) Each Grantor shall cause the Equipment owned by it to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end. Each Grantor shall promptly furnish to Ford Credit a statement respecting any material loss or damage to any of its Equipment or Inventory.

            (c) Each Grantor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against, its Equipment or Inventory.

      SECTION 7. Insurance. Each Grantor shall, at its own expense, maintain insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Ford Credit from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of Ford Credit and the Grantor as their respective interests may appear and each policy for property damage insurance shall provide for all losses to be paid directly to Ford Credit. Each such policy shall in addition (i) name the applicable Grantor and Ford Credit as insured parties thereunder (without any representation or warranty by or obligation upon Ford Credit) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Ford Credit notwithstanding any action, inaction or breach of representation or warranty by the Grantor, (iii) provide that there shall be no recourse against Ford Credit for payment of premiums or other amounts with respect thereto and
(iv) provide that at least ten days' prior written notice of

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cancellation or of lapse shall be given to Ford Credit by the insurer. Each
Grantor shall, if so requested by Ford Credit, deliver to Ford Credit original or duplicate policies of such insurance and, as often as Ford Credit may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor shall, at the request of Ford Credit, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5 and cause the insurers to acknowledge notice of such assignment.

            (b) Upon the occurrence and during the continuance of an event of default under any of the Wholesale Facilities provided by Ford Credit, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by Ford Credit as specified in Section 13(b).

      SECTION 8. As to Receivables. (a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and the originals of all chattel paper that evidence Receivables, if any, at the location therefore referred to in Section 4(a) or, upon 30 days' prior written notice to Ford Credit, at any other locations in the United States of America in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Receivables. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of Ford Credit at any time during normal business hours to inspect and make abstracts from such records and chattel paper. No Grantor shall change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become seriously misleading, unless the Grantor shall have given Ford Credit at least 30 days prior written notice thereof and prior to effecting any such change, taken such steps, at Borrower's expense, as Ford Credit may deem necessary or desirable to continue the perfecting and priority of the liens in favor of Ford Credit granted in connection herewith.

      (b) Except as otherwise provided in this subsection (b), each Grantor shall continue to collect, at its own expense, all amounts due or to become due the Grantor under the Receivables. In connection with such collections, the Grantor may take (and, at Ford Credit's direction, shall take) such action as the Grantor or Ford Credit may deem necessary or advisable to enforce collection of the Receivables; provided, however, that Ford Credit shall have the right at any time, upon the occurrence and during the continuance of an event of default under any of the Wholesale Facilities or an unmatured default under any of the Wholesale Facilities and upon written notice to the Grantor of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to Ford Credit and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to Ford Credit and, upon such notification and at the expense of the Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from Ford Credit referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Grantor in respect of the Receivables shall be received in trust for the benefit of Ford Credit hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to Ford Credit in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) released to the Grantor so long as no event of default under any of the Wholesale Facilities shall have occurred and be continuing or (B) if any event of default under any of the Wholesale Facilities shall have occurred and be continuing, applied as provided by Section 13(b), and (ii) the Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

      SECTION 9. Transfers and Other Liens. No Grantor may (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or

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encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

      SECTION 10. Ford Credit Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Ford Credit as the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor, from time to time in Ford Credit's discretion, upon the occurrence and continuance of an unmatured default or an event of default under any of the Wholesale Facilities, to take any action and to execute any instrument which Ford Credit may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

      (a) to obtain and adjust insurance required to be paid to Ford Credit pursuant to Section 7,

      (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,

      (c) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith, and

      (d) to file any claims or take any action or institute any proceedings which Ford Credit may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Ford Credit with respect to any of the Collateral.

      SECTION 11. Ford Credit May Perform. If any Grantor fails to perform any agreement contained herein, Ford Credit may itself perform, or cause performance of, such agreement, and the expenses of Ford Credit incurred in connection therewith shall be payable by the Grantors upon demand.

      SECTION 12. Ford Credit's Duties. The powers conferred on Ford Credit hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Ford Credit shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Ford Credit shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Ford Credit accords its own property.

      SECTION 13. Remedies. If any event of default under any of the Wholesale Facilities shall have occurred and be continuing:

      (a) Ford Credit may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the applicable version of the Uniform Commercial Code in effect in the State of New York (the "Code") (whether or not the Code applies to the affected Collateral), and also may (i) require any of the Grantors to, and each of the Grantors hereby agrees that it will at its expense and upon request of Ford Credit forthwith, assemble all or part of the Collateral as directed by Ford Credit and make it available to Ford Credit at a place to be designated by Ford Credit which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at Ford Credit's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Ford Credit may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Ford Credit shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Ford Credit may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

      (b) Any cash held by Ford Credit as Collateral and all cash proceeds received by Ford Credit in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Ford Credit, be held by Ford Credit as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to Ford Credit pursuant to any indemnity in the Guaranty) in whole or in part by Ford Credit against, all or any part of the Obligations in such order as Ford Credit shall elect. Any surplus of such cash or cash proceeds held by Ford Credit and remaining after payment in full in cash of all the Obligations shall be paid over to Grantors or to whomsoever may be lawfully entitled to receive such surplus.

      SECTION 14. Continuing Security Interest. This Agreement shall create a continuing assignment of and security interest in the Collateral and shall (i) remain in full force and effect until the payment in full in cash of the Obligations and all other amounts payable under this Agreement and termination of the Wholesale Facilities (such date, the "Security Termination Date"), (ii) be binding upon each Grantor, and such Grantor's successors and assigns and
(iii) inure to the benefit of, and be enforceable by, Ford Credit and its successors, transferees and assigns. On the Security Termination Date, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, Ford Credit will, at the Grantor's expense, execute and deliver to each Grantor such documents as it shall reasonably request to evidence such termination.

      SECTION 15. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Grantors to enforce this Agreement, irrespective of whether any action is brought against any other Grantor or whether any other Grantor is joined in any such action or actions. All rights of Ford Credit and security interests hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

      (i) any lack of validity or enforceability of any Wholesale Facility or any other agreement or instrument relating thereto;

      (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Wholesale Facilities, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to any Grantor, or any of their subsidiaries or otherwise;

      (iii) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

      (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Grantor, or any of their subsidiaries;

      (v) any change, restructuring or termination of the corporate structure or existence of any Grantor, or any of their subsidiaries; or

      (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor, or a third party grantor of a security interest.

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      SECTION 16. Addition of Grantors. Hometown agrees to cause each Dealership and each subsidiary of Hometown that manages a Dealership, directly or indirectly, to agree to grant Ford Credit a security interest in, all of its respective right, title and interest in and to its Collateral as security for the payment of the Obligations by acknowledging and agreeing to be bound by the terms and conditions of this Agreement. Each Grantor waives any defense that may accrue to it by the addition of any entity acquired by Hometown and added as a party to this Agreement. Furthermore, each Grantor acknowledges that Ford Credit may extend to any such Dealership acquired by Hometown, Wholesale Facilities that will be included in the Obligations.

      SECTION 17. Revised Article 9. It is the intention of the parties to this Agreement that the priorities and agreements herein contained continue to apply after the enactment by the various States of Revised Article 9 - Secured Transactions (with conforming amendments to Articles 1, 2, 2a, 4, 5, 6, 7, and
8) to the UCC as approved by the American Law Institute in 1998 and approved and recommended for enactment in all the States by the National Conference of Commissioners for Uniform State Laws in 1998 ("Revised Article 9") and the effectiveness of Revised Article 9 in any State. After the effectiveness of Revised Article 9 in any State governing perfection and the effect of perfection or non-perfection of a security interest in any Collateral, as to such State and such Collateral, (i) all section references herein to, and all defined terms used herein defined in, Article 9 of the UCC as currently in effect shall be deemed to be any corresponding Section or definition of Revised Article 9, (ii) if any definition used herein by reference to Revised Article 9 is broader than the corresponding definition used in current Article 9 of the UCC, such broader definition will apply herein.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

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HOMETOWN BRATTLEBORO, INC.

By: ______________________________
Name:  ___________________________
Title: ___________________________


FAMILY FORD, INC.

By: ______________________________
Name:  ___________________________
Title: ___________________________


SHAKER'S INC.

By: ______________________________
Name:  ___________________________
Title: ___________________________


WESTWOOD LINCOLN/MERCURY SALES, INC.

By: ______________________________
Name:  ___________________________
Title: ___________________________


SHAKER'S LINCOLN/MERCURY CAR CARE, INC.

By: ______________________________
Name:  ___________________________
Title: ___________________________


E.R.R. ENTERPRISES, INC.

By: ______________________________
Name:  ___________________________
Title: ___________________________


HOMETOWN AUTO RETAILERS, INC.

By: ______________________________
Name:  ___________________________
Title: ___________________________

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Agreed and Accepted
this _____ day of ______________, 2001

FORD MOTOR CREDIT COMPANY,
a Delaware corporation, as Ford Credit


By: ______________________________ (SEAL)
Name:
Title:

                     [SIGNATURE PAGE TO SECURITY AGREEMENT]

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                                    SCHEDULE
                       LOCATION OF EQUIPMENT AND INVENTORY
                                   OF GRANTORS